Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GBS Enterprises Incorporated:

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated November 3, 2011, except for Note 32 as to which the date is March 12, 2012, of GBS Enterprises Incorporated, relating to the financial statements as of March 31, 2011 and 2010 and for each of the two years then ended, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. Margetson Ltd.

Chartered Accountant

North Vancouver, BC

April 9, 2012